Exhibit 10.1
Corporate Point/5615 Highpoint Drive
Irving, Texas
FIRST AMENDMENT
This First Amendment (this “Amendment”) is executed as of July  _____, 2009, between 5615 Highpoint Irving, LLC, a Delaware limited liability company (“Landlord”), and HMS Business Services Inc., a New York corporation (“Tenant”), for the purpose of amending the Lease Agreement between Equastone High Point, LP, a Delaware limited partnership, Landlord‘s predecessor-in-interest, and Health Management Systems, Inc., a New York corporation, Tenant’s predecessor-in-interest, dated July 31, 2007 (the “Lease”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
RECITALS:
Tenant is currently leasing Suites 100, 400, 500 and 500A consisting of 59,426 rentable square feet of space, in the Building located at 5615 High Point Drive, Irving, Texas and commonly known as the Corporate Point at Las Colinas under the Lease (the “Existing Premises”). Tenant desires to lease the entire eighth (8th) floor of the Building as depicted on Exhibit A hereto, containing approximately 24,323 rentable square feet and commonly known as Suite 800 (the “Additional Premises”), and Landlord has agreed to lease such space to Tenant on the terms and conditions contained herein. In addition, Tenant desires to extend the Lease Term for the Existing Premises, and Landlord has agreed to such extension on the terms and conditions contained herein.
AGREEMENTS:
For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:
1. Additional Premises; Acceptance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises on the terms and conditions of the Lease, as modified hereby; accordingly, from and after the Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Additional Premises. On the date hereof (“Delivery Date”), Landlord shall deliver possession of the Additional Premises to Tenant in broom clean condition, free and clear of any occupants or other parties in possession in order to enable Tenant to complete its Tenant Improvements within such Additional Premises and Tenant shall have continuous uninterrupted access to the Additional Premises, subject to the Landlord’s right of inspection, from and after the date hereof in order to complete such Tenant Improvements. Tenant accepts the Additional Premises in their “AS-IS” condition and Landlord shall not be required to perform any demolition work or tenant finish-work therein or to provide any allowances therefore, except as expressly set forth in Section 6 below. Landlord and Tenant stipulate that the number of rentable square feet in the Existing Premises, the Additional Premises and the Building are correct. As of the Delivery Date, the Additional Premises shall be deemed part of the Premises and subject to the terms of the Lease, except for the provisions regarding Base Rent and Additional Rent which shall be governed by the terms hereof and which shall not apply to the Additional Premises until the Effective Date.

Corporate Point/5615 Highpoint Drive
Irving, Texas
2. Lease Term.
(a) The Lease Term for the Existing Premises is hereby extended such that it expires on the end of the Lease Month which is ten (10) years from the Effective Date. As used herein, the term “Lease Month” shall mean each calendar month during the Lease Term (and if the Effective Date does not occur on the first day of a calendar month, the period from the Effective Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Lease Term and the monthly Base Rent rate applicable for such partial month).
(b) The Lease Term for the Additional Premises shall begin on the Effective Date and shall expire coterminously with the expiration date with respect to the Existing Premises unless sooner terminated as provided in the Lease. As used herein, the “Effective Date” shall mean the earliest of (a) November 1, 2009 (the “Outside Date”) and (b) the date on which the Work (as defined in Exhibit B hereto) in the Additional Premises is Substantially Completed (as defined in Exhibit B hereto); provided, however, that such Outside Date shall be extended for any delays in construction of the Work caused by Force Majeure events or by Landlord’s wrongful interference with the Work or failure to comply with its obligations hereunder and under Exhibit B hereto. On the Effective Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming (1) the Effective Date and (2) that Tenant has accepted the Additional Premises. However, the failure of the parties to execute such letter shall not defer the Effective Date or otherwise invalidate the Lease.
3. Base Rent. The monthly installments of Base Rent under the Lease for the Additional Premises shall be the following amounts for the following periods of time, beginning on the Effective Date:

	Annual Base Rent
	Rate Per Rentable	Monthly Installments of Base
Time Period — Lease Month	Square Foot	Rent
Lease Month 1 (Effective Date) — 6	$0.00	$0.00
Lease Month 7-18	$7.75	$15,708.60
Lease Month 19-48	$15.50	$31,417.21
Lease Month 49-84	$17.00	$34,457.58
Lease Month 85-120	$18.50	$37,497.96
Until the Effective Date, Base Rent shall remain as currently set forth in the Lease. From and after the Effective Date, the monthly installments of Base Rent under the Lease for the Existing Premises shall be the following amounts for the following periods of time, beginning on the Effective Date (and the amounts set forth in Section 8 of the Summary in the Lease shall no longer be applicable):

	Annual Base Rent
	Rate Per Rentable	Monthly Installments of Base
Time Period	Square Foot	Rent
Lease Month 1(Effective Date) — 48	$15.50	$76,758.58
Lease Month 49-84	$17.00	$84,186.83
Lease Month 85-120	$18.50	$91,615.08

Corporate Point/5615 Highpoint Drive
Irving, Texas
4. Additional Rent/Base Year/Tenant’s Proportionate Share. From and after the Effective Date, (a) Tenant’s Share shall be increased to 37.47%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (83,749) by the number of rentable square feet in the Building (223,498), (b) the Base Year for all purposes under the Lease shall be 2009.
5. Security Deposit. On the Effective Date, Tenant shall deliver to Landlord $47,402.29 to be held as part of the Security Deposit under the Lease, such that the aggregate Security Deposit held by Landlord will be $129,113.04.
6. Tenant Finish-Work. Tenant shall construct tenant improvements in the Additional Premises in accordance with Exhibit B hereto.
7. Right of First Refusal. The definition of the “First Refusal Space” at the beginning of Section 1.5 of the Lease is hereby amended to read as follows: “Landlord hereby grants to the original Tenant named in this Lease and any Affiliated Assignee (the “Original Tenant”), during the Lease Term, a continuing right of first refusal with respect to any and all space located on the second (2nd), third (3rd), sixth (6th), ninth (9th) and tenth (10th) floors of the Building and made a part hereof (collectively, the “First Refusal Space”).” Landlord represents that there are no Superior Leases or other parties with Superior Rights with respect to the ninth (9th) and tenth (10th) floors of the Building. Further, until after the date which is six (6) months from the Effective Date, Landlord agrees it (i) will not lease to any other tenant (or offer to Tenant under Section 1.5 of the Lease) any space located on the ninth (9th) floor of the Building, and (ii) Tenant shall have the right to add such ninth (9th) floor to the Premises upon thirty (30) days advance notice to Landlord, in which case the Base Rent for such ninth (9th) floor shall be the same as the Base Rent per rentable square foot to the Premises with respect to the Additional Premises hereunder. Tenant shall also have the right to add such ninth (9th) floor to the Premises upon thirty (30) days’ advance notice to Landlord at any time after such six (6) month period until Landlord has entered into a lease with a third party with respect to such ninth (9th) floor, in which case the Base Rent for such ninth (9th) floor shall be at the then-current market rate. In the event Tenant exercises its right of first refusal to the ninth (9th) floor space after the date which is six (6) months from the Effective Date, but objects to the determination of the then-current market rate rent determined by Landlord, the parties will determine the Base Rent in accordance with the process set forth in Section 2.3.3 of the Lease for determining Option Rent.
8. Option Terms. Tenant shall continue to have the right to extend the Lease Term for up to two (2) additional periods of five (5) years each in accordance with Section 2.3 of the Lease.

Corporate Point/5615 Highpoint Drive
Irving, Texas
9. Early Termination. If at the time Tenant gives the notice required below Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods, and if Tenant pays to Landlord the First Early Termination Payment (defined below) in the manner set forth below, then Tenant shall have the right to terminate the Lease in accordance with the following provisions effective on the date which is ninety-six (96) months after the Effective Date of this Amendment (“First Early Termination Date”). If at the time Tenant gives the notice required below Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods, and if Tenant pays to Landlord the Second Early Termination Payment (defined below) in the manner set forth below, then Tenant shall have the right to terminate the Lease in accordance with the following provisions effective on the date which is one hundred and eight (108) months after the Effective Date of this Amendment (“Second Early Termination Date”). Tenant’s right to terminate this Lease must be exercised by giving written notice to Landlord at least twelve (12) months prior to the First Early Termination Date or the Second Early Termination Date, respectively. If Tenant properly gives such notice of termination and timely submits the First Early Termination Payment or the Second Early Termination Payment, as applicable, then the Lease shall end on the First Early Termination Date or the Second Early Termination Date, as applicable. The Lease shall terminate on the First Early Termination Date or the Second Early Termination Date, as applicable, as if such date were the scheduled expiration date of the Lease. As a condition to exercising the right of termination with respect to the First Early Termination Date, Tenant must pay to Landlord on or before the date which is four (4) months prior to the First Early Termination Date a cash amount (the “First Early Termination Payment”) equal to ONE MILLION SIXTY-SEVEN THOUSAND SEVEN HUNDRED NINETY-NINE and 75/100 DOLLARS ($1,067,799.75). As a condition to exercising the right of termination with respect to the Second Early Termination Date, Tenant must pay to Landlord on or before the date which is is four (4) months prior to the Second Early Termination Date, a cash amount (the “Second Early Termination Payment”) equal to FIVE HUNDRED THIRTY-THREE THOUSAND EIGHT HUNDRED NINETY-NINE and 90/100 DOLLARS ($533,899.90).
10. Parking. Tenant shall continue to have a Parking Pass Ratio of 5.7 passes for every 1,000 square feet of the Premises. With the Additional Premises, Tenant have the right to use an additional 139 parking passes and shall have the right to create an additional 17 covered carports (for a total of up to 57 total covered carports). The parking shall continue to be governed by Articles 5.2 and 28 of the Lease.
11. Estoppel Certificates. Pursuant to the terms of the Lease, Tenant is obligated to execute and deliver to Landlord from time to time estoppel certificates confirming and containing such factual certifications and representations as to the Lease as Landlord may reasonably request.
12. Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

Corporate Point/5615 Highpoint Drive
Irving, Texas
13. Notices. All notices and other communications given pursuant to the Lease shall be in writing and shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) sent by a nationally recognized overnight courier, or (c) hand delivered to the intended addressee. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. The addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:	5615 Highpoint Irving, LLC
c/o Capmark Finance Inc.
700 North Pearl Street, Suite 2200
Dallas, Texas 75201
Attention: David W. Homsher

with a copy to	Bryan Cave LLP
2200 Ross Avenue, Suite 3300
Dallas, Texas 75206
Attn: Carolyn K. Brown

Tenant:	HMS Business Services Inc.
401 Park Avenue South
New York, New York 10016
Attention: Walter Hosp, Senior Vice President
and Chief Executive Officer

AND

5615 High Point Drive, Suite 100
Irving, Texas 75038
Attention: Joseph Joy, Senior Vice President and CIO

with a copy to	Wilmer Cutler Pickering Hale and Dorr
399 Park Avenue
New York, New York 10022
Attention: Brian N. Gurtman, Esq.
14. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than GVA Cawley Realty Services (“GVA”) whose commission shall be paid by Landlord pursuant to a separate written agreement. Further, reference is made to a Consultant Commission Agreement dated July  _____, 2009 (the “Consultant Agreement”) , which is attached hereto as Exhibit D, between GVA and TCS Central Region GP, L.L.C. d/b/a Transwestern (“Transwestern”). GVA represented Landlord and Transwestern represented Tenant in the consummation of this Amendment, and the Consultant Agreement provides that GVA will pay Transwestern a commission for its services in representing Tenant in consummating this Amendment. The Consultant Agreement further provides that GVA has assigned its rights to any commission due it from Landlord that is properly allocable to Transwestern, and the Landlord will pay said commission directly to Transwestern. Accordingly, Landlord shall pay Transwestern, in accordance with the terms of the Consultant Agreement, the commission due Transwestern for its representation of Tenant in consummating the Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

Corporate Point/5615 Highpoint Drive
Irving, Texas
15. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) to the best of Tenant’s knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment and the Exhibits which are a part hereof, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto. Landlord hereby represents and warrants to Tenant as of the date hereof, the Lease is in full force and effect, and Landlord hereby ratifies and confirms its obligations under the Lease.
16. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.
17. SNDA. Notwithstanding the provisions of Section 18 of the Lease, any subordination of the Lease shall be contingent upon Tenant’s receipt of a Subordination, Non-Disturbance and Attornment Agreement in form and substance reasonably satisfactory to any mortgagee or ground lessor on the Property and to Tenant.
18. Exterior Signage. From and after the Effective Date, Tenant shall have the right to place a sign on the second floor spandrel on the exterior of the Building, the exact location of which shall be subject to Landlord’s reasonable approval, and which signage shall be subject to all of the terms and conditions of Section 24.3 of the Lease, any applicable laws, codes, conditions, restrictions, ordinances, covenants, zoning, and any Las Colinas Association guidelines and restrictions.
19. Exclusivity. Landlord hereby agrees that the exclusivity provisions contained in Section 32 of the Lease shall remain in effect and Landlord shall comply with the same throughout the Lease Term as extended hereby.
20. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Corporate Point/5615 Highpoint Drive
Irving, Texas
This Amendment is executed on the respective dates set forth below, but for reference purposes this Amendment shall be dated as of the date first above written. If the execution date is left blank, this Amendment shall be deemed executed as of the date first written above.

LANDLORD:	5615 Highpoint Irving, LLC, a Delaware limited liability company
	By:	CB Asset Resolution Corporation, a Delaware
corporation, its sole member

By:
Name:
Title:
Execution Date:

Corporate Point/5615 Highpoint Drive
Irving, Texas

TENANT:	HMS Business Services Inc., a New York corporation
By:
Name:
Title:
Execution Date:

Corporate Point/5615 Highpoint Drive
Irving, Texas
EXHIBIT A

EXHIBIT A

Depiction of Additional Premises

CORPORATE POINT
5615 HIGHPOINT DRIVE
IRVING, TEXAS
8th Floor
NORTH

Corporate Point/5615 Highpoint Drive
Irving, Texas
EXHIBIT B
TENANT FINISH-WORK: ALLOWANCE
1. Acceptance of Additional Premises. Except as set forth in this Exhibit, Tenant accepts the Additional Premises in their “AS-IS” condition on the date that this Amendment is entered into.
2. Space Plans.
(a) Landlord and Tenant hereby approve the space plan prepared by Staffelbach Design Associates (the “Architect”) depicting improvements to be installed in the Additional Premises, attached as Exhibit B-1 hereto (the “Space Plans”).
3. Working Drawings.
(a) Preparation and Delivery. On or before the date which is forty-five (45) days following the date of this Amendment (such date is referred to herein as the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Additional Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.
(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within five business days after Tenant’s submission thereof (such approval not to be unreasonably withheld, conditioned or delayed). Landlord’s approval shall be limited to non-cosmetic aspects of the Work, such as to the Building Structure of the Building Systems (as hereinafter defined). If the Working Drawings are substantially similar to the working drawings provided to Landlord for the Existing Premises when the improvements were initially completed or reflect improvements substantially similar to those contained in the Existing Premises, Landlord will not unreasonably withhold its consent and will use commercially reasonable efforts to expedite the approval process. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings or any subsequent submittal in accordance with the terms of this paragraph within five business days after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

Corporate Point/5615 Highpoint Drive
Irving, Texas
(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems (as hereinafter defined), then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems, (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. All of the Work shall be considered Tenant Improvements under the Lease. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in substantial accordance with the Working Drawings.
4. Change Orders. Tenant may initiate changes in the Work. Any material change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, Landlord may withhold its consent in its sole and absolute discretion. If any change orders reflect changes which are substantially similar to the buildout of the Existing Premises, Landlord will not unreasonably withhold its consent and will use commercially reasonable efforts to expedite the approval process. If Landlord disapproves of such change order, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such change order in accordance with Landlord’s objections and submit the revised order to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted change order within five business days after its receipt thereof. If Landlord fails to notify Tenant that it disapproves any change order within five business days after the submission of the same by Tenant, then Landlord shall be deemed to have approved the change order in question. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit B by this reference for all purposes.
5. Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Additional Premises is substantially completed (as reasonably determined by Landlord and Tenant) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord. “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; and “Laws” means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Building, and “Law” shall mean any of the foregoing.
6. Existing Premises Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the Existing Premises shall continue at all times during the performance of the Work.

Corporate Point/5615 Highpoint Drive
Irving, Texas
7. Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, moving costs, furniture, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 9 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant.
8. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $30.00 per rentable square foot in the Additional Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs to the Additional Premises only. Up to $10.00 per rentable square foot of the Construction Allowance may be used for telephone cabling and computer cabling for the Additional Premises and the Existing Premises, moving costs, furniture and reduction to the Base Rent for the Additional Premises. No more than $2.00 per rentable square foot may be used for a reduction to the Base Rent. If Tenant desires to use the Construction Allowance for a reduction of the Base Rent, Tenant shall give Landlord fifteen (15) days prior written notice of the amount of the requested Base Rent reduction, and the Construction Allowance shall be applied to the Base Rent due from Tenant for the month following such notice. The Construction Allowance shall be disbursed in whole or in part at any time and from time to time to Tenant or Tenant’s contractors and subcontractors within thirty (30) days following Tenant’s request therefor; provided, however, Landlord shall have received and approved each of the following, as applicable: (a) Tenant’s written request, including a description of the portion of the Work and a cost breakdown thereof in reasonable detail, and Borrower’s certification that all such Work has been completed lien-free and in a workmanlike manner; (b) copies of invoices for services with detailed instructions for payment; (c) contractors’ and subcontractors’ waivers of liens and all other statements and forms required for compliance with the mechanics’ lien laws of the State of Texas with respect to such Work (subject to payment of the aforesaid sums when paid directly to the Tenant’s contractors and subcontractors by Landlord); and (d) evidence, if applicable, that the Work is completed in accordance with the City of Irving or the Las Colinas Association requirements. The Construction Allowance must be used within twelve (12) months following the Effective Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto. Notwithstanding the foregoing, following the expiration of such twelve (12) month period, if any undisbursed Construction Allowance then remains, up to $2.00 per rentable square foot of the Construction Allowance shall be automatically applied to a reduction in the Base Rent beginning on the payment which is due following thirteen (13) months from the Effective Date.
If Landlord fails to timely pay all or any portion of the Construction Allowance pursuant to the provisions of this Section 8, and provided that (x) such failure continues for 90 days after Tenant notifies Landlord of such failure that Tenant intends to set off such amount against the next installment of Rent unless Landlord pays such amount to Tenant within such 90 day period (which notice shall in state in bold-face type in all caps on the first page of the notice that “TENANT INTENDS TO OFFSET RENT IF LANDLORD FAILS TO RESPOND TO THIS NOTICE WITHIN NINETY (90) DAYS”) (“Offset Notice”), and (y) after 90 days from the Offset Notice, Landlord fails to provide notice to the Tenant of Landlord’s dispute to Tenant’s entitlement to the amount claimed by Tenant, then Tenant may offset such amount against the next installment of Rent coming due under this Lease. If Landlord sends notice to Tenant within 90 days of the Offset Notice that the Landlord disputes Tenant’s claim that Landlord has failed to pay the Construction Allowance, the parties shall submit the claim to be resolved by binding arbitration under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (or any organization which is the successor thereto). The decision of the arbitrators shall be conclusively binding on the parties, and judgment upon the decision may be entered in any court having jurisdiction. Following the determination of the arbitrator: (x) if the dispute is resolved in favor of Tenant, then Tenant may offset the actual amount of the Construction Allowance claimed by Tenant against the next installment of Rent due under this Lease; and (y) if the dispute is resolved in favor of Landlord, Tenant shall pay all costs and attorney’s fees incurred by Landlord in connection with the arbitration.

Corporate Point/5615 Highpoint Drive
Irving, Texas
9. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three (3%) percent of the Total Construction Costs, which fee may be deducted by Landlord from the Construction Allowance. Tenant shall not be responsible for any other management or other supervisory or approval fees to Landlord in connection with such Work, including, without limitation, under Section 8.1 of the Lease.
10. Construction Representatives. Landlord hereby approves Scott and Reid as Tenant’s general contractor for the performance of the Work. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Mr. Tracy Lyne
c/o GVA Cawley
14785 Preston Road, Suite 850
Dallas, TX 75254
Telephone: 972-759-7851
Telecopy: 972-759-7951

Tenant’s Representative:	Bill Jaeger
401 Park Avenue South
New York, New York 10016
Telephone: 212-857-5795
Telecopy: 646-205-6070

Corporate Point/5615 Highpoint Drive
Irving, Texas
Exhibit B-1
SPACE PLANS

Corporate Point/5615 Highpoint Drive
Irving, Texas
EXHIBIT C
CONFIRMATION OF EFFECTIVE DATE
                    , 2009
HMS Business Services Inc.
401 Park Avenue South
New York, New York 10016
Attention: Walter Hosp, Senior Vice President and Chief Executive Officer
Re:
First Amendment (the “Amendment”) dated                     , 2009, between 5615 Highpoint Irving, LLC, a Delaware limited liability company (“Landlord”), and HMS Business Services Inc., a New York corporation (“Tenant”) for the lease of approximately 24,323 square feet of additional space (the “Additional Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Gentlemen:
Landlord and Tenant agree as follows:
1. Condition of Additional Premises. Tenant has accepted possession of the Additional Premises pursuant to the Amendment. Furthermore, Tenant acknowledges that the Additional Premises are suitable for the Permitted Use (as defined in the Lease).
2. Effective Date. The Effective Date of the commencement of the Lease Term for the Additional Premises is                     , 200_____.
3. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord as of the date hereof, to the best of Tenant’s knowledge, that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to the best of Tenant’s knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
4. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Additional Premises are located.

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Corporate Point/5615 Highpoint Drive
Irving, Texas
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
5615 Highpoint Irving, LLC, a Delaware limited liability
company

By:	CB Asset Resolution Corporation, a Delaware
corporation, its sole member

By:
Name:
Title:
Execution Date:
Agreed and accepted:
HMS Business Services Inc., a New York corporation

By:

Name:
Title:
Execution Date:

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Corporate Point/5615 Highpoint Drive
Irving, Texas
EXHIBIT D
CONSULTANT AGREEMENT

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